SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                               February 14, 1995
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



        Delaware                1-2572         73-0383100
(State or other jurisdiction   (Commission    (IRS Employer
    of incorporation)          File Number)   Identification No.)




                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)

Item 5. Other Information.

ONEOK Inc. is a party to a certain Stock and Interest Purchase and Sale Agreement, dated February 10, 1995, between Columbia Gulf Transmission, Tennessee Gas Pipeline Company, USX Corporation, and ONEOK Inc. (Sellers) and NGC Energy Resources, Limited Partnership (Buyer), pursuant to which the Sellers have agreed to sell Ozark Gas Transmission System (Ozark System) to the Buyer. The Sellers directly or indirectly own the Ozark System. ONEOK Inc., through its wholly owned subsidiary Caney River Transmission Company, is a 25 percent partner in the Ozark System. The closing of the transaction is anticipated on or about May 1, 1995. Recently, the remaining long-term notes were called. It is anticipated that the funds generated from certain exit agreements and from the sale of the Ozark System will retire the notes and allow the Company to fully recover its investment in the Ozark System.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 21st day of February, 1995.


                                      ONEOK Inc.

                                  By: (J. D. NEAL)
                                       J. D. Neal
                                       Vice President, Chief
                                       Financial Officer, and
                                       Treasurer